Exhibit 99.1

For more information, contact:

Robert Jordheim

Chief Financial Officer

rjordheim@rtix.com

Roxane Wergin

Director, Corporate Communications

rwergin@rtix.com

Phone (386) 418-8888

RTI Surgical® Announces 2017 Second Quarter Results

Second Consecutive Quarter of Revenue Growth; Each Business Reports Top-Line Improvement

Initiatives Focused on Reducing Complexity, Driving Operational Excellence and Accelerating Growth Continue to Move RTI toward Sustainable Long-Term Profitability

ALACHUA, Fla. (August 8, 2017) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the second quarter of 2017. RTI has delivered two consecutive quarters of revenue growth as its initiatives to transform the business continue to yield improving operating performance.

In the second quarter 2017, as described in greater detail below, each of RTI’s businesses generated top-line growth, including its commercial business, which continues to show signs of stabilization. RTI also delivered double-digit revenue growth across its direct business, including its spine, surgical specialties and cardiothoracic segments, as well as continued revenue growth in its sports medicine and orthopedics segment and its International business.

“We are making tangible progress toward our plan to transform RTI and return it to a path of solid, predictable and sustainable growth,” said Camille Farhat, chief executive officer, RTI. “While we are still in the early phase of this effort and there is more work to do, we are beginning to accomplish what we set out to achieve. Our Commercial business continues to stabilize, our direct business delivered another quarter of strong performance and our Spine business continues to grow at above-market rates. We are encouraged by our strong second quarter results and remain laser-focused on implementing our strategic initiatives and generating value for our employees, customers and shareholders.”

As previously announced, RTI’s management has been implementing a series of initiatives to reduce complexity, drive operational excellence, and accelerate growth to position the company for long-term and sustainable profitability. As part of these initiatives, RTI has appointed Paul Montague as Head of Human Resources and Enrico Sangiorgio to lead the company’s international operations. Mr. Montague brings more than 15 years of global experience in senior human resources roles to RTI and Mr. Sangiorgio’s nearly two decades of leadership positions with European healthcare organizations will be instrumental in growing RTI’s International platform. The company is also actively recruiting for its top two R&D positions.

As part of its focus to reduce complexity, RTI recently completed the previously announced sale of substantially all the assets of its cardiothoracic closure business to an affiliate of A&E Medical Corporation for total consideration of up to $60 million in cash. Concurrent with the sale of the business, RTI entered into a multi-year Contract Manufacturing agreement whereby RTI will continue to support the cardiothoracic business under A&E Medical’s ownership through the manufacturing of existing products and the engineering, development and manufacturing of potential new products in the future.

RTI used the majority of the proceeds from the sale, net of transaction fees and anticipated taxes, to reduce its term loan, as it extended the maturity of its existing credit facilities. The transaction was made possible by RTI’s success growing its cardiothoracic closure business by a compounded annual growth rate of more than 25% over the last five years, through a focused R&D and disciplined direct channel strategy, and demonstrates RTI’s proven ability to create value in OEM product lines. The sale of the cardiothoracic closure business represents an important action toward RTI’s stated goals to reduce complexity in its business and devote resources to those businesses, products and markets with the greatest growth potential.

“Longer-term, our focus will continue to be to: 1) simplify our business to manage costs, specifically in tissue acquisition and processing, 2) deepen our investments in our people with a focus on R&D to accelerate growth and innovation, and 3) ensure a culture of disciplined execution to achieve sustainable profitability,” said Mr. Farhat. “The sale of our cardiothoracic closure business during the quarter was an important first step toward our effort of enhancing RTI’s platform for operational excellence. We are committed to further streamlining our business and evaluating strategic growth opportunities so that we can devote resources to the areas that align best with our long-term growth aspiration. With our talented team, dedication to our customers and innovative products, I am optimistic that RTI is on the right path to success.”

Second Quarter 2017

RTI worldwide revenues were $72.1 million for the second quarter of 2017, an increase of 7 percent. Direct revenues were $43.6 million for the second quarter of 2017, an increase of 10 percent compared to the second quarter of 2016, with double-digit growth reported in RTI’s spine, surgical specialties and cardiothoracic direct business segments. Commercial/other revenues were $28.6 million for the second quarter of 2017, an increase of 2 percent compared to the second quarter of 2016.

Net loss applicable to common shares of $2.6 million in the second quarter of 2017, or $0.04 per fully diluted common share, primarily due to a previously disclosed pre-tax charge for severance-related expenses totaling $3.4 million. As outlined in the reconciliation tables that follow, excluding these charges, adjusted net income applicable to common shares was $965,000 and adjusted net income per fully diluted common share was $0.02.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) were $8.3 million, or 11 percent of second quarter revenue.

Fiscal 2017 Outlook

The company has developed its guidance based on its ongoing restructuring and operational improvement program, its current business profile and existing market conditions.

Within this context, based on second quarter results and the transition of the cardiothoracic closure business from a direct business to a commercial business as a result of the sale, RTI expects full year revenues for 2017 to be between $274 million and $280 million compared to prior guidance of between $274 million and $285 million, with direct revenues anticipated to grow low-to-mid single digits on a percentage basis compared to 2016, while commercial/other revenues are expected to be relatively flat on a percentage basis.

As detailed in the reconciliation provided later in this release, excluding the severance-related expenses in the first half of 2017, the expected third quarter 2017 gain on the sale of the cardiothoracic closure business, and including the transition of the cardiothoracic closure business from a direct business to a commercial business as a result of the sale, RTI expects adjusted full year net income per fully diluted common share to be between $0.04 and $0.08 compared to prior guidance of between $0.05 and $0.10, based on 60 million fully diluted shares outstanding.

RTI will continue to evaluate its operating platform throughout the year and will update its top and bottom line guidance as its actions might warrant.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss its second quarter 2017 results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$72,120	$67,620	$142,059	$134,971
Costs of processing and distribution	35,157	33,671	69,317	64,997

Gross profit	36,963	33,949	72,742	69,974

Expenses:
Marketing, general and administrative	29,496	28,402	59,167	55,954
Research and development	3,740	4,084	7,428	8,245
Severance charges	3,400	711	7,803	711
Restructuring charges	—	1,107	—	1,107
Contested proxy expenses	—	2,372	—	2,680

Total operating expenses	36,636	36,676	74,398	68,697

Operating income (loss)	327	(2,727)	(1,656)	1,277

Total other expense - net	(990)	(424)	(1,789)	(738)

(Loss) income before income tax (provision) benefit	(663)	(3,151)	(3,445)	539
Income tax (provision) benefit	(1,026)	859	(116)	(430)

Net (loss) income	(1,689)	(2,292)	(3,561)	109

Convertible preferred dividend	(924)	(870)	(1,834)	(1,728)

Net loss applicable to common shares	$(2,613)	$(3,162)	$(5,395)	$(1,619)

Net loss per common share - basic	$(0.04)	$(0.05)	$(0.09)	$(0.03)

Net loss per common share - diluted	$(0.04)	$(0.05)	$(0.09)	$(0.03)

Weighted average shares outstanding - basic	58,935,786	58,215,477	58,715,791	58,065,185

Weighted average shares outstanding - diluted	58,935,786	58,215,477	58,715,791	58,065,185

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(2,613)	$(3,162)	$(5,395)	$(1,619)
Interest expense, net	915	386	1,734	746
Provision for income taxes	1,026	(859)	116	430
Depreciation	2,652	3,454	5,324	6,836
Amortization of intangible assets	909	930	1,805	1,858

EBITDA	2,889	749	3,584	8,251
Reconciling items for Adjusted EBITDA
Preferred dividend	924	870	1,834	1,728
Non-cash stock based compensation	974	600	1,808	1,100
Foreign exchange gain	75	38	55	(8)
Other reconciling items(1)
Severance charges excluding stock based compensation	3,400	711	7,470	711
Restructuring charges	—	1,107	—	1,107
Contested proxy expenses	—	2,372	—	2,680

Adjusted EBITDA	$8,262	$6,447	$14,751	$15,569

Adjusted EBITDA as a percent of revenues	11%	10%	10%	12%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Common Shares and Net Loss Per Diluted Share to

Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	June 30, 2017		June 30, 2016
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(2,613)	$(0.04)	$(3,162)	$(0.05)
Severance charges	3,400	0.06	711	0.01
Restructuring charges	—	—	1,107	0.02
Contested proxy expenses	—	—	2,372	0.04
Tax effect on adjustments	178	0.00	(1,237)	(0.02)

Adjusted*	$965	$0.02	$(209)	$(0.00)

	For the Six Months Ended
	June 30, 2017		June 30, 2016
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(5,395)	$(0.09)	$(1,619)	$(0.03)
Severance charges	7,803	0.13	711	0.01
Restructuring charges	—	—	1,107	0.02
Contested proxy expenses	—	—	2,680	0.05
Tax effect on adjustments	(1,304)	(0.02)	(1,355)	(0.02)

Adjusted*	$1,104	$0.02	$1,524	$0.03

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Fiscal 2017 Outlook

Full year net income per fully diluted common share is expected to be in the range of $0.00 to $0.04, based on 60 million fully diluted shares outstanding. Excluding severance charges taken in 2017, full year net income per fully diluted common share is expected to be in the range of $0.04 to $0.08.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Income Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

Twelve Months Ended
December 31, 2017
$ Amount Per Common Share - Diluted
GAAP Guidance Net Income Per Common Share - Diluted	$0.00 - 0.04
Severance charges, net of tax effect	0.04

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted	$0.04 - 0.08

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and six month period ended June 30, 2017 and 2016 as well as the reason for excluding the individual items:

(1) Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

(2) Restructuring charges – This adjustment represents the closure of our French distribution and tissue procurement office. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

(3) Contested proxy expenses – This adjustment represent charges relating to contested proxy expenses. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Spine	$19,419	$17,645	$39,757	$34,739
Sports medicine and orthopedics	12,997	12,562	25,893	25,082
Surgical specialties	1,456	802	3,236	1,817
Cardiothoracic	3,673	2,905	6,824	5,439
International	6,005	5,663	11,662	11,180

Subtotal direct	43,550	39,577	87,372	78,257
Global commercial	25,837	24,769	49,418	50,099
Other revenues	2,733	3,274	5,269	6,615

Total revenues	$72,120	$67,620	$142,059	$134,971

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$13,675	$13,849
Accounts receivable - net	39,099	41,488
Inventories - net	116,773	119,743
Prepaid and other current assets	6,177	5,213
Assets held for sale	1,750	—

Total current assets	177,474	180,293

Property, plant and equipment - net	84,379	83,298
Goodwill	54,887	54,887
Other assets - net	49,854	49,553

Total assets	$366,594	$368,031

Liabilities and Stockholders’ Equity
Accounts payable	$27,745	$26,112
Accrued expenses and other current liabilities	25,668	26,772
Current portion of long-term obligations	5,779	6,080

Total current liabilities	59,192	58,964

Deferred revenue	6,176	6,612
Long-term liabilities	75,201	77,523

Total liabilities	140,569	143,099

Preferred stock, including accrued dividends	61,941	60,016

Stockholders’ equity:
Common stock and additional paid-in capital	417,886	416,570
Accumulated other comprehensive loss	(6,903)	(8,316)
Accumulated deficit	(246,899)	(243,338)

Total stockholders’ equity	164,084	164,916

Total liabilities and stockholders’ equity	$366,594	$368,031

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(1,689)	$(2,292)	$(3,561)	$109
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	3,561	4,384	7,129	8,694
Stock-based compensation	974	600	1,808	1,100
Amortization of deferred revenue	(1,186)	(1,217)	(2,460)	(2,434)
Other items to reconcile to net cash provided by operating activities	(624)	5,311	7,697	5,740

Net cash provided by operating activities	1,036	6,786	10,613	13,209

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,877)	(4,766)	(7,160)	(9,403)
Patent and acquired intangible asset costs	(1,526)	(195)	(1,845)	(1,391)

Net cash used in investing activities	(5,403)	(4,961)	(9,005)	(10,794)

Cash flows from financing activities:
Proceeds from long-term obligations	2,000	4,000	4,000	7,000
Net payments from short-term obligations	—	(600)	—	(849)
Payments on long-term obligations	(3,125)	(4,166)	(7,375)	(8,299)
Other financing activities	1,467	14	1,433	(94)

Net cash provided by (used in) financing activities	342	(752)	(1,942)	(2,242)

Effect of exchange rate changes on cash and cash equivalents	102	(47)	160	(33)

Net (decrease) increase in cash and cash equivalents	(3,923)	1,026	(174)	140
Cash and cash equivalents, beginning of period	17,598	11,728	13,849	12,614

Cash and cash equivalents, end of period	$13,675	$12,754	$13,675	$12,754